Exhibit 99.1

Contacts: Pat Sheaffer or Ron Wysaske, Riverview Bancorp, Inc. 360-693-6650

Riverview Bancorp Earns $1.5 Million in Fiscal Third Quarter;
Significantly Increases Liquidity Through Fed’s Primary Credit Program

Vancouver, WA – January 29, 2009 – Riverview Bancorp, Inc. (NASDAQ GSM: RVSB) today reported net income of $1.5 million, or $0.14 per diluted share, in the third quarter of fiscal 2009 ended December 31, 2008, compared to $2.2 million, or $0.21 per diluted share, in the third quarter of fiscal 2008.

For the first nine months of fiscal 2009, Riverview reported a net loss of $1.9 million, or $0.18 per diluted share, compared to earnings of $7.5 million, or $0.67 per diluted share, for the first nine months of fiscal 2008.  Financial results for fiscal 2009 include a $3.4 million non-cash other than temporary impairment (OTTI) charge on an investment security and a $7.2 million provision for loan losses in the second fiscal quarter ended September 30, 2008.

“Our third quarter results were solid as we continue to strengthen our franchise,” said Pat Sheaffer, Chairman and CEO.  “Loan and deposit growth was strong, with loan balances up 13% year-over-year and 5% over the prior quarter and deposit balances increasing 11% year-over-year and 8% over the prior quarter.  However, we have not been immune to the current economic slowdown in our markets and as such, we expect loan growth to slow in the coming calendar year.  We will continue to focus on reducing controllable expenses throughout the year and stabilizing the net interest margin.”

“We continue to maintain capital levels in excess of the well-capitalized regulatory threshold,” stated Sheaffer.  “In addition to our solid customer base, we have available to us further sources of liquidity, including additional borrowings from the Federal Home Loan Bank, the sale of certain available for sale securities, borrowings at correspondent banks and wholesale markets, including brokered deposits.  In January 2009, we were approved for participation in the Federal Reserve Bank’s primary credit program.  This program, coupled with our other funding sources, will give us available liquidity of $400 million, or 43% of total assets.  With our growing capital and liquidity levels, we are confident that we are well positioned to work through the challenges of this difficult economic period.”

“We have continued to rely on core deposits and our long-standing customer base to grow our deposits,” said Sheaffer.  “Our stable funding sources remain a strength for Riverview, as we have traditionally focused on less volatile sources of deposits.”  Non-brokered deposits have increased $32.1 million, up 5% for the quarter or 20% annualized, since September 30, 2008.  At December 31, 2008, brokered deposits accounted for 5.2% of total deposits.

Riverview’s actual and required minimum capital amounts and ratios are presented in the following table.

December 31, 2008	Actual		Adequately Capitalized		Well Capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio

Total Capital
(To Risk-Weighted Assets)	$89,454	10.73%	$66,677	8.00%	$83,347	10.00%
Tier 1 Capital
(To Risk-Weighted Assets)	79,033	9.48	33,339	4.00	50,008	6.00
Tier 1 Capital
(To Adjusted Tangible Assets)	79,033	8.82	35,828	4.00	44,785	5.00

RVSB Third Quarter Fiscal 2009 Results
January 29, 2009

Credit Quality

“We continue to devote a considerable amount of resources to monitoring credit quality,” said Dave Dahlstrom, EVP and Chief Credit Officer.  “We have recently allocated five new officers to ensure problem assets are managed in a timely manner.  We have also added additional reporting on problem loans, including comprehensive staff and management meetings and we are conducting even more intensive monitoring and analysis on our existing portfolio to help proactively identify loans before they become a problem asset.  This includes, among other things, performing detailed breakdowns of our construction and land development loans by geographic region and classification.  In addition, although we have always maintained a conservative philosophy regarding underwriting, for these turbulent economic times we have even further tightened our underwriting criteria across all loan types such as requiring lower loan to values and higher debt service coverage ratios.”

Non-performing assets increased $8.6 million to $31.4 million, or 3.38% of total assets, at December 31, 2008, compared to $22.8 million, or 2.54% of total assets, three months earlier.  Total non-performing loans consist of forty-four loans and thirty-six lending relationships, which includes fourteen land-acquisition and development loans totaling $16.9 million, eight construction loans totaling $3.5 million, three commercial loans totaling $1.7 million, fourteen residential real estate loans totaling $2.0 million and five other real estate mortgage loans totaling $4.3 million. All of the loans are to borrowers located in Oregon and Washington, with the exception of one land acquisition and development loan totaling $1.4 million to a long-time Washington-based customer who has property located in Southern California.  Riverview also had $3.0 million in other real estate owned (OREO) at the end of December 2008 compared to $699,000 at September 30, 2008.  Included in OREO are sixteen properties limited to seven lending relationships.  These properties consist of fourteen single-family homes and two residential lot loans.  All properties are located in the Company’s primary market area except for one single family home located on the southern Washington coast.

Total classified and non-performing loans, including OREO, were $37.8 million at December 31, 2008 compared to $37.3 million at September 30, 2008 and $10.5 million at December 31, 2007.  “We remain focused on reducing the level of our classified and non-performing assets as we continue to actively work with our borrowers to help mitigate losses,” added Dahlstrom.  Residential land development and construction loans accounted for $25.9 million of these balances at December 31, 2008, compared to $26.8 million at September 30, 2008.  Multi-family and commercial loans accounted for $4.2 million and $2.6 million, respectively, of the remaining balance at December 31, 2008, compared to $4.2 million and $3.7 million, respectively, at September 30, 2008.

The provision for loan losses was $1.2 million for the third quarter, compared to $7.2 million during the second quarter and $650,000 in the third quarter a year ago.  For the first nine months of fiscal 2009 the provision for loan losses totaled $11.2 million, compared to $1.1 million in the same period a year ago.  “We increased our provision for loan losses again this quarter from prior year amounts not only to account for higher levels of nonperforming loans compared to a year ago, but also as part of our prudent system to build up our reserves during these very uncertain economic times,” said Dahlstrom.

The allowance for loan losses, including unfunded loan commitments of $260,000, was $16.5 million, or 2.01% of total loans at December 31, 2008 compared to $16.4 million, or 2.08% of total loans at September 30, 2008 and $9.9 million, or 1.37% of total loans, at December 31, 2007.  Net loan charge-offs were $1.1 million for the quarter ended December 31, 2008, compared to $4.2 million for the previous linked quarter and $207,000 for the fiscal third quarter a year ago.

OTTI Charge during 2Q09

During the second quarter of fiscal 2009 Riverview recorded a $3.4 million non-cash OTTI charge on an investment security.  The investment is a trust preferred pooled security issued by other bank holding companies, is classified as available for sale and has a par value of $5.0 million.  Although management believes it is possible that all principal and interest will be received, and the Company has the ability and intention to continue to hold the security until there is a recovery in fair value, general market concerns over these and similar types of securities, as well as a lowering of the investment rating for this specific security, caused the fair value to decline severely enough to warrant an OTTI charge.  Consequently, management chose to recognize a $3.4 million OTTI charge during the second quarter of fiscal 2009 bringing the value of the security to $1.6 million.  Management does not believe that the recognition of this impairment charge has any other implications for the Company’s business fundamentals or its outlook.

RVSB Third Quarter Fiscal 2009 Results
January 29, 2009

Riverview does not have sub-prime residential real estate loans in its loan portfolio and does not believe that it has any direct exposure to sub-prime lending in its Mortgage Backed Securities portfolio.  Other than the trust preferred pooled security discussed above, the Company does not have any other investment securities of concern.  Mortgage backed securities totaled $5.0 million, or 0.53% of total assets at December 31, 2008.  Riverview does not have any exposure to Government Sponsored Enterprise (GSE) securities in its investment portfolio.

Operating Results

“The 175 basis point drop in the Federal Funds rate during the quarter, as well as the reversal of interest on loans placed on non-accrual status during the quarter reduced our net interest margin,” said Ron Wysaske, President and COO.  “We expect our margin to improve as our deposit pricing catches up with the recent interest rate cuts.” The reversal of interest on loans placed on non-accrual status during the quarter accounted for a twelve basis point decrease in the quarterly net interest margin.  For the third quarter of fiscal 2009, the net interest margin was 3.95% compared to 4.18% in the previous linked quarter and 4.71% in the third quarter a year ago.  For the first nine months of fiscal 2009 the net interest margin was 4.11% compared to 4.75% in the first nine months of fiscal 2008.

Third quarter net interest income was $8.4 million, compared to $8.9 million in the third quarter a year ago.  For the first nine months of fiscal 2009, net interest income was $25.4 million compared to $26.4 million for the same period in fiscal 2008.

Non-interest income was $1.9 million for the three months ended December 31, 2008, compared to $2.2 million for the third quarter a year ago.  “The decrease in third quarter non-interest income compared to the same period a year ago is due to a $148,000 decrease in mortgage broker fees as a result of the slowing real estate market and a $77,000 decrease in asset management fees,” said Wysaske.  For the first nine months of fiscal 2009, total non-interest income, excluding the $3.4 million OTTI charge during 2Q09, was $6.2 million, compared to $6.7 million for the first nine months of fiscal 2008.

“We have continued to focus on managing costs and as a result we have been able to keep our operating expenses in line in fiscal 2009, even reducing them from year ago levels,” said Wysaske.  Non-interest expense improved to $6.9 million in the third quarter of fiscal 2009, compared to $7.0 million in the third quarter of fiscal 2008.  Decreases in salaries and employee benefits of $257,000 were partially offset by increased FDIC insurance premiums of $110,000.  Riverview’s efficiency ratio was 67.23% for the quarter ended December 31, 2008, compared to 63.69% for the same period in the prior year.

Balance Sheet Review

“Although third quarter loan growth was strong, up 5% for the quarter or 18% annualized,” said Dahlstrom.  “We are seeing the loan pipeline start to decrease from the robust pace of the last few years.  We expect to see a decline in loan demand and loan originations in the near term, reflecting the slowdown in the economy and tighter underwriting criteria, with our focus of keeping the portfolio high quality and well-diversified.”  Net loans increased 13% to $805 million at December 31, 2008, compared to $716 million a year ago.  Commercial and commercial real estate loans account for 73% of the total loan portfolio and construction loans account for 16% of the total loan portfolio at December 31, 2008.

“We continue to reduce our exposure to real estate construction and we reduced our one-to-four family construction portfolio to $76 million at quarter-end from $84 million three months earlier and $101 million at the end of December 2007,” added Dahlstrom. “We should continue to see reductions in our construction portfolio as we focus on other lending opportunities.”

Deposits grew 8% in the last three months, increasing $52 million to $690 million at the end of December 2008, compared to $637 million at September 30, 2008.  Transaction accounts represent 55% of all deposits with non-interest checking balances representing 12% of total deposits and interest bearing checking balances representing 15% of total

RVSB Third Quarter Fiscal 2009 Results
January 29, 2009

deposits.  Brokered deposits increased $20.2 million since September 30, 2008, to $35.8 million, which represents 5.2% of total deposits.

Shareholders’ Equity

Shareholders’ equity was $89.6 million at December 31, 2008, compared to $92.4 million a year ago.  Book value per share was $8.21 at the end of December 2008, compared to $8.46 a year earlier and tangible book value per share was $5.80 at quarter-end, compared to $6.04 a year earlier.  Tangible shareholder equity was 6.82% of its total assets at December 31, 2008, compared to 7.80% a year earlier.

As previously reported, the Board of Directors of Riverview elected to suspend the dividend for the current quarter.  “We believe this was a prudent step to preserve capital given the current uncertain and volatile market conditions,” said Sheaffer.  “We continue to exceed the regulatory benchmark for a ‘well-capitalized’ financial institution.”  At December 31, 2008, Riverview’s total risk-based capital ratio was 10.73%.  “We plan on continuing to carefully manage our capital with the goal of increasing total capital,” added Sheaffer.  “All capital management options are being analyzed, including an evaluation of the Bank’s balance sheet structure and the use of approximately $5 million of cash available at the holding company which could be invested in the Bank.  We believe taking these steps will position Riverview to take advantage of strategic growth opportunities as they present themselves.”

About Riverview

Riverview Bancorp, Inc. (www.riverviewbank.com) is headquartered in Vancouver, Washington – just north of Portland, Oregon on the I-5 corridor.  With assets of $929 million, it is the parent company of the 85 year-old Riverview Community Bank, as well as Riverview Mortgage and Riverview Asset Management Corp.  There are 18 branches, including ten in fast growing Clark County, three in the Portland metropolitan area and four lending centers.  The Bank offers true community banking services, focusing on providing the highest quality service and financial products to commercial and retail customers.

Financial measures that exclude OTTI charges are non-GAAP measures. To provide investors with a broader understanding of earnings, the Company provided non-GAAP financial measures for non-interest income and the efficiency ratio, along with the GAAP measure of non-interest income and the efficiency ratio, because OTTI charges are not likely to occur in normal operations.  Management believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and competitor’s results and assist in forecasting performance for future periods because they exclude items we believe to be outside the normal operating results.

Statements concerning future performance, developments or events, concerning expectations for growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated objectives.  These factors include but are not limited to:  RVSB’s ability to acquire shares according to internal repurchase guidelines, regional economic conditions and the company’s ability to efficiently manage expenses.  Additional factors that could cause actual results to differ materially are disclosed in Riverview Bancorp's recent filings with the SEC, including but not limited to Annual Reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

RVSB Third Quarter Fiscal 2009 Results
January 29, 2009

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
Consolidated Balance Sheets

(In thousands, except share data) (Unaudited)	Dec. 31, 2008	Sept. 30, 2008	Dec. 31, 2007	Mar. 31, 2008
ASSETS

Cash (including interest-earning accounts of $6,901, $11,786
$14,415 and $14,238)	$ 23,857	$ 26,214	$ 32,998	$ 36,439
Loans held for sale	834	773	395	-
Investment securities held to maturity, at amortized cost
(fair value of $530, $536, none and none)	528	536	-	-
Investment securities available for sale, at fair value
(amortized cost of $8,853, $9,371, $7,826 and $7,825)	8,981	9,473	7,762	7,487
Mortgage-backed securities held to maturity, at amortized
cost (fair value of $633, $701, $956 and $892)	635	698	950	885
Mortgage-backed securities available for sale, at fair value
(amortized cost of $4,306, $4,619, $5,701 and $5,331)	4,339	4,567	5,676	5,338
Loans receivable (net of allowance for loan losses of $16,236,
$16,124, $9,505 and $10,687)	805,488	770,391	715,836	756,538
Real estate and other pers. property owned	2,967	699	74	494
Prepaid expenses and other assets	5,260	6,102	3,513	2,679
Accrued interest receivable	3,494	3,280	3,740	3,436
Federal Home Loan Bank stock, at cost	7,350	7,350	7,350	7,350
Premises and equipment, net	19,906	20,281	21,109	21,026
Deferred income taxes, net	4,404	4,442	4,065	4,571
Mortgage servicing rights, net	282	271	331	302
Goodwill	25,572	25,572	25,572	25,572
Core deposit intangible, net	457	488	593	556
Bank owned life insurance	14,614	14,470	14,033	14,176

TOTAL ASSETS	$ 928,968	$ 895,607	$ 843,997	$ 886,849

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Deposit accounts	$ 689,827	$ 637,490	$ 622,610	$ 667,000
Accrued expenses and other liabilities	6,906	7,675	9,483	8,654
Advance payments by borrowers for taxes and insurance	153	375	166	393
Federal Home Loan Bank advances	117,100	136,660	94,000	92,850
Junior subordinated debentures	22,681	22,681	22,681	22,681
Capital lease obligation	2,659	2,668	2,695	2,686
Total liabilities	839,326	807,549	751,635	794,264

SHAREHOLDERS’ EQUITY:
Serial preferred stock, $.01 par value; 250,000 authorized,
issued and outstanding, none	-	-	-	-
Common stock, $.01 par value; 50,000,000 authorized,
December 31, 2008 – 10,923,773 issued and outstanding;	109	109	109	109
September 30, 2008 – 10,923,773 issued and outstanding;
December 31, 2007 – 10,911,773 issued and outstanding;
March 31, 2008 – 10,913,773 issued and outstanding
Additional paid-in capital	46,856	46,846	46,676	46,799
Retained earnings	43,499	42,024	46,667	46,871
Unearned shares issued to employee stock ownership trust	(928)	(954)	(1,031)	(976)
Accumulated other comprehensive income (loss)	106	33	(59)	(218)
Total shareholders’ equity	89,642	88,058	92,362	92,585

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$ 928,968	$ 895,607	$ 843,997	$ 886,849

RVSB Third Quarter Fiscal 2009 Results
January 29, 2009

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
Consolidated Statements of Operations
	Three Months Ended			Nine Months Ended
(In thousands, except share data) (Unaudited)	Dec. 31, 2008	Sept. 30, 2008	Dec. 31, 2007	Dec. 31, 2008	Dec. 31, 2007
INTEREST INCOME:
Interest and fees on loans receivable	$ 12,939	$ 13,425	$ 14,950	$ 39,688	$ 44,461
Interest on investment securities-taxable	130	121	91	307	403
Interest on investment securities-non taxable	36	37	35	105	111
Interest on mortgage-backed securities	51	55	78	167	254
Other interest and dividends	16	91	182	200	845
Total interest income	13,172	13,729	15,336	40,467	46,074

INTEREST EXPENSE:
Interest on deposits	3,942	3,800	5,340	11,848	17,563
Interest on borrowings	859	1,287	1,138	3,239	2,131
Total interest expense	4,801	5,087	6,478	15,087	19,694
Net interest income	8,371	8,642	8,858	25,380	26,380
Less provision for loan losses	1,200	7,200	650	11,150	1,100

Net interest income after provision for loan losses	7,171	1,442	8,208	14,230	25,280

NON-INTEREST INCOME:
Fees and service charges	1,104	1,219	1,269	3,533	4,078
Asset management fees	468	547	545	1,639	1,606
Gain on sale of loans held for sale	103	81	93	236	276
Impairment of investment security	-	(3,414)	-	(3,414)	-
Loan servicing income	38	33	44	99	110
Bank owned life insurance income	144	148	140	438	419
Other	45	73	59	240	179
Total non-interest income	1,902	(1,313)	2,150	2,771	6,668

NON-INTEREST EXPENSE:
Salaries and employee benefits	3,988	3,740	4,245	11,612	12,121
Occupancy and depreciation	1,241	1,251	1,304	3,725	3,850
Data processing	215	208	224	622	600
Amortization of core deposit intangible	31	33	38	99	118
Advertising and marketing expense	174	255	217	610	869
FDIC insurance premium	130	157	20	401	58
State and local taxes	164	169	182	508	531
Telecommunications	113	114	96	351	292
Professional fees	280	248	216	730	611
Other	571	533	469	1,624	1,573
Total non-interest expense	6,907	6,708	7,011	20,282	20,623

INCOME (LOSS) BEFORE INCOME TAXES	2,166	(6,579)	3,347	(3,281)	11,325
PROVISION (CREDIT) FOR INCOME TAXES	691	(2,381)	1,134	(1,351)	3,843
NET INCOME (LOSS)	$ 1,475	$ (4,198)	$ 2,213	$ (1,930)	$ 7,482

Earnings (loss) per common share:
Basic	$ 0.14	$ (0.39)	$ 0.21	$ (0.18)	$ 0.68
Diluted	$ 0.14	$ (0.39)	$ 0.21	$ (0.18)	$ 0.67
Weighted average number of shares outstanding:
Basic	10,699,263	10,692,838	10,684,780	10,690,077	10,992,242
Diluted	10,699,263	10,692,838	10,773,107	10,690,077	11,106,944

RVSB Third Quarter Fiscal 2009 Results
January 29, 2009

(Dollars in thousands)
	At or for the three months ended			At or for the nine months ended
AVERAGE BALANCES	Dec. 31, 2008	Sept. 30, 2008	Dec. 31, 2007	Dec. 31, 2008	Dec. 31, 2007
Average interest–earning assets	$ 841,638	$822,468	$748,105	$ 821,545	$ 738,053
Average interest-bearing liabilities	730,974	711,641	641,655	713,784	628,104
Net average earning assets	110,664	110,827	106,450	107,761	109,949
Average loans	809,447	784,227	711,352	786,977	689,588
Average deposits	654,867	631,353	644,108	642,633	664,498
Average equity	90,477	94,303	94,360	93,258	97,646
Average tangible equity	64,153	67,940	67,842	66,893	71,081

ASSET QUALITY	Dec. 31, 2008	Sept. 30, 2008	Dec. 31, 2007
Non-performing loans	$ 28,426	$ 22,071	$ 1,068
Non-performing loans to total loans	3.46%	2.80%	0.15%
Real estate/reposessed assets owned	$ 2,967	$ 699	$ 74
Non-performing assets	31,393	22,770	1,142
Non-performing assets to total assets	3.38%	2.54%	0.14%
Net loan charge-offs in the quarter	$ 1,088	$ 4,183	$ 207
Net charge-offs/average net loans	0.53%	2.12%	0.12%

Allowance for loan losses	$ 16,236	$ 16,124	$ 9,505
Allowance for loan losses and unfunded loan
commitments	16,496	16,410	9,912
Average interest-earning assets to average
interest-bearing liabilities	115.14%	115.57%	116.59%
Allowance for loan losses to
non-performing loans	57.12%	73.06%	889.98%
Allowance for loan losses to total loans	1.97%	2.05%	1.31%
Allowance for loan losses and
unfunded loan commitments to total loans	2.01%	2.08%	1.37%
Shareholders’ equity to assets	9.65%	9.83%	10.94%

(Dollars in thousands)

DEPOSIT MIX	Dec. 31, 2008	Sept. 30, 2008	Dec. 31, 2007	Mar. 31, 2008

Interest checking	$100,969	$80,266	$112,062	$102,489
Regular savings	26,014	27,528	26,216	27,401
Money market deposit accounts	169,261	166,834	210,084	189,309
Non-interest checking	85,320	83,555	80,710	82,121
Certificates of deposit	308,263	279,307	193,538	265,680
Total deposits	$689,827	$637,490	$622,610	$667,000

RVSB Third Quarter Fiscal 2009 Results
January 29, 2009

(Dollars in thousands)

LOAN MIX	Dec. 31, 2008	Sept. 30, 2008	Dec. 31, 2007	Mar. 31, 2008
Commercial and construction
Commercial	$133,616	$123,569	$99,259	$109,585
Commercial real estate mortgage	465,413	442,482	391,878	429,422
Real estate construction	133,637	134,930	150,951	148,631
Total commercial and construction	732,666	700,981	642,088	687,638
Consumer
Real estate one-to-four family	85,579	82,062	78,479	75,922
Other installment	3,479	3,472	4,774	3,665
Total consumer	89,058	85,534	83,253	79,587

Total loans	821,724	786,515	725,341	767,225

Less:
Allowance for loan losses	16,236	16,124	9,505	10,687
Loans receivable, net	$805,488	$770,391	$715,836	$756,538

COMPOSITION OF COMMERCIAL AND CONSTRUCTION LOAN TYPES BASED ON LOAN PURPOSE

		Commercial		Commercial
		Real Estate	Real Estate	& Construction
	Commercial	Mortgage	Construction	Total
December 31, 2008	(Dollars in thousands)
Commercial	$ 133,616	$ -	$ -	$ 133,616
Commercial construction	-	-	57,486	57,486
Office buildings	-	89,112	-	89,112
Warehouse/industrial	-	43,424	-	43,424
Retail/shopping centers/strip malls	-	83,250	-	83,250
Assisted living facilities	-	30,472	-	30,472
Single purpose facilities	-	89,586	-	89,586
Land	-	100,394	-	100,394
Multi-family	-	29,175	-	29,175
One-to-four family	-	-	76,151	76,151
Total	$ 133,616	$ 465,413	$ 133,637	$ 732,666

March 31, 2008
Commercial	$ 109,585	$ -	$ -	$ 109,585
Commercial construction	-	-	55,277	55,277
Office buildings	-	88,106	-	88,106
Warehouse/industrial	-	39,903	-	39,903
Retail/shopping centers/strip malls	-	70,510	-	70,510
Assisted living facilities	-	28,072	-	28,072
Single purpose facilities	-	65,756	-	65,756
Land	-	108,030	-	108,030
Multi-family	-	29,045	-	29,045
One-to-four family	-	-	93,354	93,354
Total	$ 109,585	$ 429,422	$ 148,631	$ 687,638

RVSB Third Quarter Fiscal 2009 Results
January 29, 2009

	At or for the three months ended			At or for the nine months ended
SELECTED OPERATING DATA	Dec. 31, 2008	Sept. 30, 2008	Dec. 31, 2007	Dec. 31, 2008	Dec. 31, 2007
(Dollars in thousands, except share data)
Efficiency ratio (4)	67.23%	91.53%	63.69%	72.05%	62.40%
Coverage ratio (6)	121.20%	128.83%	126.34%	125.14%	127.92%
Return on average assets (1)	0.64%	-1.86%	1.06%	-0.29%	1.21%
Return on average equity (1)	6.47%	-17.66%	9.30%	-2.75%	10.17%
Average rate earned on interest-earned assets	6.22%	6.63%	8.14%	6.55%	8.30%
Average rate paid on interest-bearing liabilities	2.61%	2.84%	4.01%	2.81%	4.16%
Spread (7)	3.61%	3.79%	4.13%	3.74%	4.14%
Net interest margin	3.95%	4.18%	4.71%	4.11%	4.75%

PER SHARE DATA
Basic earnings per share (2)	$ 0.14	$ (0.39)	$ 0.21	$ (0.18)	$ 0.68
Diluted earnings per share (3)	0.14	(0.39)	0.21	(0.18)	0.67
Book value per share (5)	8.21	8.06	8.46	8.21	8.46
Tangible book value per share (5)	5.80	5.65	6.04	5.80	6.04
Market price per share:
High for the period	$ 6.10	$ 7.38	$ 15.36	$ 9.79	$ 16.28
Low for the period	2.25	4.52	11.55	2.25	11.55
Close for period end	2.25	5.96	11.55	2.25	11.55
Cash dividends declared per share	-	0.045	0.110	0.135	0.330

Average number of shares outstanding:
Basic (2)	10,699,263	10,692,838	10,684,780	10,690,077	10,992,242
Diluted (3)	10,699,263	10,692,838	10,773,107	10,690,077	11,106,944

(1)	Amounts are annualized.
(2)	Amounts calculated exclude ESOP shares not committed to be released.
(3)	Amounts calculated exclude ESOP shares not committed to be released and include common stock equivalents.
(4)	Non-interest expense divided by net interest income and non-interest income.
(5)	Amounts calculated include ESOP shares not committed to be released.
(6)	Net interest income divided by non-interest expense.
(7)	Yield on interest-earning assets less cost of funds on interest bearing liabilities.

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